Exhibit 99.2

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE
April 1, 2002

                  Emergisoft Announces Change of Trading Symbol
                  ---------------------------------------------

Arlington, Texas - (April 1, 2002)


     Emergisoft Holding, Inc. (OTC:ESHG) announced today that its trading symbol on the OTC Bulletin Board has changed from ESHI to ESHG as a result of a 20-for-1 reverse stock split of its issued and outstanding shares of common stock effective March 31, 2002.

About Emergisoft

     Arlington, Texas-based Emergisoft Corporation, a wholly owned subsidiary of Emergisoft Holding, Inc. (OTC: ESHG), is a recognized leader in the innovation, development and marketing of clinical patient management systems for hospital emergency department automation across the United States. Its state-of-the-art software package, CareLyncED(TM), was designed to eliminate the time consuming collection of repetitive clinical data. The one-of-a-kind, professional grade, open system software, uses cutting edge technology and graphics to streamline patient documentation, protect against errors, fulfill government compliance, optimize revenue recovery and control physician and nurse cost and charges. For additional information about Emergisoft and its products CareLyncED(TM), TracLyncED(TM), SearchLyncPF(TM) and EnterLyncPR(TM), please visit Emergisoft on the Internet at www.emergisoft.com.

************Contact: Vicki Judd                 Ann Crossman
                     Emergisoft        or       Emergisoft
                     817-633-6665               817-633-6665
                     vjudd@emergisoft.com       acrossman@emergisoft.com